UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2010

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4555 South Palo Verde, Suite 123 Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In August 2009, four former employees and one former contractor (“Claimants”) filed demands for arbitration with the American Arbitration Association related to deferred wages of approximately $89,000 and to the ownership of certain equipment.  A decision was issued by the Arbitrator which awarded the Claimants three times their deferred wages, plus attorney fees, totaling approximately $270,000. In September 2010, the Company settled with the Claimants where approximately $50,000 of the judgment was converted into two-year non-interest bearing notes, with monthly payouts, and where approximately $190,000 of the judgment was converted into 10% convertible notes due February 2012 similar to the Gemini note from the February Financing. Additionally, the Claimants’ attorney costs and fees were paid and the disputed equipment was returned.

On September 13, 2010, the Claimants attorney filed a Satisfaction of Judgment with the United States District Court, District of Arizona.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: September 14, 2010	By:	/s/ Stephen McCommon
Stephen McCommon, CFO